EXHIBIT 23.1

RP® FINANCIAL, LC.

Financial Services Industry Consultants

April 22, 2004

Board of Directors

Fremont Michigan InsuraCorp, Inc.

Fremont Mutual Insurance Company

933 E. Main St.

Fremont, Michigan 49412

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for and Plan of Conversion of Fremont Mutual Insurance Company, and any amendments thereto, and in the Form S-1 Registration Statement, and any amendments thereto, of Fremont Michigan Insuracorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Valuation Report dated March 12, 2004 and our letter concerning the appraisal in such filings including the Prospectus of Fremont Michigan Insuracorp, Inc.

Sincerely,

RP FINANCIAL, LC.

/S/    RP FINANCIAL, LC.

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